Exhibit 16.1


                     Letter from PricewaterhouseCoopers LLP


_____________________________________________________________________

                                          PricewaterhouseCoopers LLP
                                          800 Market Street
                                          St. Louis MO 63101-2605
                                          Telephone (314) 206 8500
                                          Facsimile (314) 206 8514


July 11, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549


Commissioners:


We have read the statements made by the Engineered Support Systems, Inc. Employee Stock Ownership Plan (copy attached), which we understand was filed with the Securities and Exchange Commission on June 28, 2006, pursuant to Item
4.01 of Form 8-K, as part of the Form 8-K/A of the Engineered Support Systems, Inc. Employee Stock Ownership Plan dated June 28, 2006. We do not agree with the statements concerning our Firm contained in such Form 8-K, as described below.

Regarding the June 28, 2006 date of dismissal, we first received notice from the Plan on April 4, 2006 that we would no longer serve as the independent accountant for, the Plan. Additionally, the Plan notified us in writing on May 22, 2006 that the successor firm needed to review our working papers.


Very truly yours,



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP